UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 14, 2011

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 14, 2011, H.B. Fuller Company (the “Company”) held its 2011 Annual Meeting of Shareholders (“Annual Meeting”) for the purposes of the election of three directors for a three-year term, a non-binding advisory vote to approve the compensation of our named executive officers disclosed in the proxy statement, a non-binding advisory vote on the frequency of an advisory vote on executive compensation and the ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending December 3, 2011. As of the record date, there were a total of 49,417,369 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 45,849,749 shares of Common Stock were represented in person or by proxy, therefore a quorum was present.

The voting results for the election of three directors for a three year-term were as follows:

	For	Withheld	Broker Non-Votes
J. Michael Losh	33,422,097	8,591,693	3,835,959
Lee R. Mitau	40,179,709	1,834,081	3,835,959
R. William Van Sant	29,807,166	12,206,624	3,835,959

The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2011 proxy statement were as follows:

For	Against	Abstain	Broker Non-Votes
33,554,025	6,590,975	1,868,790	3,835,959

The voting results on a non-binding advisory vote on the frequency of an advisory vote on executive compensation were as follows:

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
11,198,276	578,635	28,396,971	1,839,908	3,835,959

The Board of Directors has considered these results and determined that the Company will hold a non-binding advisory vote on the executive compensation of its named executive officers each year.

Votes regarding ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 3, 2011, were as follows:

For	Against	Abstain
44,926,644	825,562	97,543

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

	By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

Date: April 14, 2011